Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE PURCHASER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

EDGE THERAPEUTICS, INC.

WARRANT TO PURCHASE [______] SHARES OF

COMMON STOCK

DATE: [___________], 2012	Warrant No. [__]

FOR VALUE RECEIVED, EDGE THERAPEUTICS, Inc., having an address at 139 South Street, Suite 102, New Providence, New Jersey 07974, a Delaware corporation (the “Company”), hereby certifies that [_______________________________], or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of the warrant (the “Warrant”) to subscribe for and purchase [_________] shares (the “Warrant Shares”) of the fully paid and nonassessable Common Stock, $0.00033 par value of the Company (the “Common Stock”), at a purchase price per share equal to $1.75 per share, as adjusted from time to time as provided in Article 3 (the “Exercise Price”), at any time and from time to time on and after the date hereof (the “Warrant Date”) and through and including 5:00 P.M., Eastern Time, on [___________], 2017 (the “Expiration Date”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used in this Warrant, the term “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New Jersey are open for the general transaction of business. This Warrant is one of a series of similar warrants, and is issued in connection with, and is subject to, that certain Securities Purchase Agreement, dated the Warrant Date, by and between the Company and the purchasers identified therein (the “Securities Purchase Agreement”).

Article 1.                Exercise.

1.1               Method of Exercise; Payment; Issuance of New Warrant.

(a)                Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or part and from time to time, by the surrender of this Warrant (together with the Notice of Exercise attached hereto as Appendix A duly executed and payment of the Exercise Price for the number of Warrant Shares as to which the Warrant is being exercised, or in the event of a cashless exercise pursuant to Section 1.2 below, together with the Net Issue Election Notice attached hereto as Appendix B, duly executed and completed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day (the date of surrender may hereinafter be referred to as an “Exercise Date”).

(b)                On the Exercise Date the Holder shall deliver to the Company payment by the Holder in cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the Holder by the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares then being purchased, unless the exercise is subject to Section 1.2. The Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on the date on which the Holder shall have delivered such payment to the Company, unless the exercise is pursuant to Section 1.2.

(c)                In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of shares of Common Stock so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder) as promptly as is reasonably practicable, but not later than five (5) Business Days, after the applicable Exercise Date, at the Company’s expense, and, unless this Warrant has been fully exercised, a new Warrant (in the same form as this Warrant) representing the unexercised portion of this Warrant, shall also be issued to the Holder as soon as reasonably practicable thereafter, but not later than five (5) Business Days, after the applicable Exercise Date.

1.2               Cashless Right to Convert Warrant into Stock. In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant, the Holder may elect to receive, without the payment by the Holder of the Exercise Price, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed and completed, at the office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day. With respect to Warrant Shares of capital stock issuable to the Holder upon an exercise pursuant to this Section 1.2, the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on the applicable Exercise Date. The Company shall issue to the Holder such number of fully paid, validly issued and nonassessable Warrant Shares, as is computed using the following formula:

X = Y * (A-B)
    A
    where

where

X =	the number of shares to be issued to the Holder pursuant to this Article 1.

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Article 1.

A =	the average of the Closing Sales Prices for the ten (10) consecutive trading days ending on the date immediately preceding the date the net issue election is made pursuant to this Article 1.
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For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal trading market (whichever of the New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is primarily listed or quoted for trading on the date in question) for such security, or, if no last trade price is reported for such security, the average of the bid and ask prices, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date, the Closing Sale Price of such security on such date shall be the fair market value as the Board of Directors of the Company in its good faith judgment so determines. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period

B =	the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Article 1.

Article 2.                Reservation of Shares; Stock Fully Paid; Listing. The Company shall keep reserved a sufficient number of shares of the authorized and unissued shares of Common Stock, to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms. All Warrant Shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Exercise Price therefor in accordance with the terms of this Warrant (or proper exercise of the cashless exercise rights contained in Section 1.2 hereof), duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company shall during all times prior to the Expiration Date when the shares of Common Stock issuable upon the exercise of this Warrant are authorized for quotation on Nasdaq or listing on the New York Stock Exchange (or authorized for listing or quotation on any other national securities exchange or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be), keep the shares of Common Stock issuable upon the exercise of this Warrant authorized for quotation on Nasdaq or listing on the New York Stock Exchange (or authorized for listing or quotation on any other national securities exchange or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be).

Article 3.                Adjustments and Distributions. The number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

3.1               Splits, Dividends and Subdivisions. If the Company shall at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then the number of Warrant Shares purchasable upon exercise of this Warrant in effect immediately prior to the date upon which such change shall become effective shall be proportionally adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other Common Stock which the Holder would have received if this Warrant had been fully exercised immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

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3.2               Recapitalization, reclassification or reorganization. If any recapitalization, reclassification or reorganization of the Common Stock of the Company (other than a change in par value or a subdivision or combination as provided for in Section 3.1 above) shall be effected in such a manner (including, without limitation, in connection with a consolidation or merger in which the Company is the continuing corporation), that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a “Reorganization”), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive upon exercise hereof (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this Section 3.2 shall similarly apply to successive Reorganizations.

3.3               Merger, Consolidation or Sale of Assets. If any consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected, then, as a condition of such consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities, cash or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price and of the number of Warrant Shares) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities, cash or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate entity shall assume the obligation to deliver to the Holder such shares of stock, securities, cash or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this Section 3.3 shall similarly apply to successive consolidations, mergers, sales, transfers or other dispositions.

3.4               Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock of evidences of indebtedness or assets (other than dividends or distributions referred to in Section 3.1 hereof), or subscription rights or warrants, the Holder shall be entitled to receive upon exercise hereof, simultaneous with the holders of Common Stock, said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, that the Holder would have received if this Warrant had been fully exercised immediately prior to such event. In the event that the Company implements a shareholder rights plan, such rights plan shall provide that upon exercise of this Warrant the Holder will receive, in addition to the Common Stock issuable upon such exercise, the rights issued under such rights plan (as if the Holder had exercised this Warrant prior to implementing the rights plan and notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of exercise). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 3.4.

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3.5               Other Securities. In the event that, as a result of an adjustment made pursuant to this Article 3, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

3.6               Notice of Adjustments. With each adjustment pursuant to this Article 3, the Company shall deliver a certificate signed by its chief financial or executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed by first class mail, postage prepaid to the Holder.

Article 4.                Transfer Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.

Article 5.                Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable assurance or bond with respect thereto, if requested by the Company.

Article 6.                Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise or cashless exercise hereunder, and in lieu of any such fractional shares the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder) based on the Fair Market Value of a share of Common Stock on the date of exercise or cashless exercise of this Warrant.

Article 7.                Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the “Securities Act”), or any state’s securities laws. Upon exercise of this Warrant, the Holder shall confirm in writing, by executing the form attached as Schedule 1 to Appendix A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with the legends required by applicable state and federal securities laws in the opinion of counsel to the Company.

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Article 8.                Rights as Stockholders; Information. Except as expressly provided in this Warrant or the Securities Purchase Agreement, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

Article 9.                Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the holders of Warrants representing no less than a majority of the Warrant Shares obtainable upon exercise of the Warrants then outstanding. Such change, waiver, discharge or termination shall be binding on all future Holders.

Article 10.            Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile, (iii) sent by a recognized overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid.

If to Holder, at the address set forth on the signature page to the Securities Purchase Agreement.

If to the Company, at the address set forth above, to the attention of the President;

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

Article 11.            All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by facsimile, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next Business Day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) Business Day following the day such mailing is made.

Article 12.            Descriptive Headings. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Article 13.            Governing Law; Consent to Jurisdiction. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof. Any legal action, suit or proceeding arising out of or relating to this Warrant, or the transactions contemplated hereby, shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in the State of New Jersey, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant except as otherwise required by law. Notwithstanding the foregoing to the contrary, the Holder may institute and prosecute any action, suit or proceeding in any court of competent jurisdiction it shall deem advisable in connection the enforcement of its rights hereunder.

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Article 14.            Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues. Accordingly,  each such party hereby KNOWINGLY, VOLUNTARILY AND INTENTIONALLY irrevocably and unconditionally waives any right such party may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to this WARRANT or the transactions contemplated HEREby. Each party certifies and acknowledges that (i) no other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, and (iii) each such party has been induced to enter into this Warrant by, among other things, the waivers and certifications in this Article 14.

Article 15.            Acceptance. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

Article 16.            No Impairment of Rights. The Company shall not, by amendment of its Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

Article 17.            Assignment. A Holder may transfer its rights hereunder, in whole or in part, to any other Person provided that written notice is given to the Company of any such transfer and such transfer is in accordance with Section 4(1) of the Securities Act or another valid exemption from the registration requirements of Section 5 of the Securities Act, and in accordance with all applicable securities laws of the states of the United States. Upon receipt by the Company of notice by a Holder of a transfer of any portion of this Warrant, the Company shall promptly deliver to a transferee a Warrant in the form hereof exercisable for the number of Warrant Shares the right of which to purchase has been transferred.

Article 18.            Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Warrant shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof wholly unenforceable, the remaining provisions of this Warrant shall nevertheless remain in full force and effect.

* * * * *

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

COMPANY:
EDGE THERAPEUTICS, INC.

By: _______________________________
Name:	Brian A. Leuthner
Title:	President and CEO
Dated:	___________, 2012

APPENDIX A

NOTICE OF EXERCISE

To:         Edge Therapeutics, Inc. (“Company”)

1.            The undersigned hereby elects to purchase ____ of the outstanding shares of Common Stock of COMPANY pursuant to the terms of the attached Warrant.

2.            Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

[___________________]

[Address]

By: _________________________
Name:	______________________
Title:	______________________
Date:	______________________

3.            Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[_____________________________________]

By: _________________________
Name:	______________________
Title:	______________________
Date:	______________________

SCHEDULE 1

INVESTMENT REPRESENTATION STATEMENT

Purchaser:	[_________________________]
Company:	Edge Therapeutics, Inc.
Security:	Common Stock
Amount:	_____________________________
Date:	_____________________________

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned (the “Purchaser”) represents to the Company as follows:

(a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

(d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker's transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the six-month minimum holding period had been satisfied.

(f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

[_______________________________]

By: _________________________________
Name:	_____________________________
Title:	_____________________________

APPENDIX B

NET ISSUE ELECTION NOTICE

To: Edge Therapeutics, Inc.

Date: ______________________

The undersigned hereby elects under Section 1.2 of this Warrant to surrender the right to purchase ____________ of the outstanding shares of Common Stock pursuant to this Warrant and hereby requests the issuance of such shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

_____________________________________

Signature

[________________________________]

Name for Registration

[Address]

Attn: [__________________]

Mailing Address

[Address]

Attn: [__________________]

Mailing Address